    As filed with the Securities and Exchange Commission on October 23, 1997

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                        ALTERNATIVE LIVING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            39-1771281
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                             450 N. SUNNYSLOPE ROAD
                                    SUITE 300
                           BROOKFIELD, WISCONSIN 53005
                    (Address of principal executive offices)

                         STERLING HOUSE CORPORATION 1995
                                STOCK OPTION PLAN
                            (Full title of the plan)

                               ALAN C. LEET, ESQ.
                               ROGERS & HARDIN LLP
                            2700 INTERNATIONAL TOWER
                           229 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30303
                                 (404) 522-4700
 (Name, address and telephone number, including area code, of agent for service)
                                -----------------

                                                  CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                     Proposed Maximum         Proposed Maximum
Title of Securities to be       Amount to be        Offering Price Per       Aggregate Offering          Amount of
       Registered               Registered(2)              Share                   Price               Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par            406,465                $25.625            $10,415,665.63(3)             $3,156.27
   value per share (1)
================================================================================================================================

(1)  Issuable pursuant to the Sterling House Corporation 1995 Stock Option Plan.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminable number of additional shares that may become issuable as a result of cancelled, terminated or expired options for Common Stock.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $25.625, which amount represents the average of the high and low sales prices of the common stock of Alternative Living Services, Inc. on October 21, 1997 as reported on the American Stock Exchange.

                                -----------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on May 12, 1997;

               (b) The Registrant's Quarterly Reports on Form 10-Q for this fiscal quarters ended March 31, 1997 and June 30, 1997;

               (c) The Registrant's Current Report on Form 8-K dated December 31, 1996, filed with the Commission on January 15, 1997;

               (d) The Registrant's Current Report on Form 8-K dated May 14, 1997, filed with the Commission on May 29, 1997;

               (e) The Registrant's Current Report on Form 8-K dated July 30, 1997, filed with the Commission on August 14, 1997;

               (f) The Registrant's Current Report on Form 8-K dated September 23, 1997, filed with the Commission on October 10, 1997; and

               (g) The Description of Capital Stock provided in the Registrant's Registration Statement on Form 8-A, filed with the Commission on July 30, 1996.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right o the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a direct, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the proceeding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Articles VIII and IX of the Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                               (i)       To include any prospectus required by
                                         Section 10(a)(3) of the Securities Act;

                              (ii)       To reflect in the prospectus any
                                         facts or events arising after the
                                         effective date of the Registration
                                         Statement (or the most recent
                                         post-effective amendment thereof)
                                         which, individually or in the
                                         aggregate, represent a fundamental
                                         change in the information set forth
                                         in the Registration Statement.

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                         Statement or any material change to
                                         such information in the Registration
                                         Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on this 23rd day of October, 1997.

                                      ALTERNATIVE LIVING SERVICES, INC.

                                      By: /s/ William F. Lasky
                                         ---------------------------------------
                                          William F. Lasky
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of October 23, 1997.

         Name                                          Capacity
         ----                                          --------

/s/ William F. Lasky
---------------------------
William F. Lasky                                       Chief Executive Officer and Director
                                                       (Principal Executive Officer)

            *
---------------------------
Timothy J. Buchanan                                    President and Director


/s/ Thomas E. Komula
---------------------------
Thomas E. Komula                                       Senior Vice President, Treasurer and
                                                       Chief Financial Officer and Assistant
                                                       Secretary (Principal Financial Officer)
            *
---------------------------
John D. Peterson                                       Vice President and Controller
                                                       (Principal Accounting Officer)

            *
---------------------------
William G. Petty                                       Chairman of the Board and Director

            *
---------------------------
Richard W. Boehlke                                     Vice Chairman of the Board and Director

            *
---------------------------
Gene E. Burleson                                       Director

            *
---------------------------
D. Ray Cook, M.D.                                      Director

            *
---------------------------
Robert Haveman                                         Director

            *
---------------------------
Ronald G. Kenny                                        Director

            *
---------------------------
Jerry L. Tubergen                                      Director

            *
---------------------------
Steven L. Vick                                         Director

*By: /s/ Thomas E. Komula
    -----------------------
     Thomas E. Komula
     As Attorney-In-Fact

                                  EXHIBIT INDEX


EXHIBIT
 NO.                            DESCRIPTION                             PAGE NO.
 ---                            -----------                             --------
4.1                             Restated Certificate of
                                Incorporation of the Registrant
                                (incorporated herein by reference to
                                Exhibit 3.1 to the Registrant's
                                Registration Statement on Form S-1,
                                Registration No. 333-04595, filed
                                with Commission on July 30, 1996
                                (the "Form S-1")).

4.2                             Certificate of Merger, dated
                                May 24, 1996 (incorporated herein
                                by reference to Exhibit 3.1 to the
                                Registrant's Registration Statement
                                on Form S-3, Registration No. 333-
                                37737, filed with the Commission on
                                October 14, 1997 (the "Form S-3")).

4.3                             Certificate of Amendment to the
                                Restated Certificate of Incorporation,
                                dated August 1, 1996 (incorporated
                                herein by reference to Exhibit 3.2
                                to the Form S-3).

4.4                             Restated Bylaws of the Registrant,
                                (incorporated herein by reference to
                                Exhibit 3.2 to the Form S-1).

5                               Opinion of Rogers & Hardin LLP

23.1                            Consent of KPMG Peat Marwick LLP

23.2                            Consent of Ernst & Young LLP

23.3                            Consent of Rogers & Hardin LLP
                                (contained in Exhibit 5)

24                              Power of Attorney

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